Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,652,912
Unrealized Gain (Loss) on Market Value of Commodity Futures	(12,230,232)
Dividend Income	1,130
Interest Income	2,660
ETF Transaction Fees	1,050
Total Income (Loss)	$427,520

Expenses
General Partner Management Fees	$58,026
Professional Fees	21,287
Brokerage Commissions	9,270
Directors' Fees and insurance	1,329
NYMEX License Fee	1,451
Total Expenses	91,363
Expense Waiver	(18,830)
Net Expenses	$72,533
Net Income (Loss)	$354,987

State ment of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/21	$109,648,089
Additions (100,000 Shares)	3,217,903
Withdrawals (100,000 Shares)	(3,143,485)
Net Income (Loss)	354,987

Net Asset Value End of Month	$110,077,494
Net Asset Value Per Share (3,500,000 Shares)	$31.45

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596